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                                                                      Exhibit 5

                                 April 18, 1997

First American Corporation
First American Center
Nashville, Tennessee 37237

Ladies and Gentlemen:

         As Executive Vice President, Deputy General Counsel and Assistant Secretary of First American Corporation, a Tennessee corporation (the "Company"), I have acted as counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's First American Corporation 1991 Employee Stock Incentive Plan (the "Plan) filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of an additional 1,400,000 shares of Common Stock, par value of $5.00 per share, of the Company ("Common Stock") to be issuable pursuant to the Plan.

         In so acting, I have examined and relied upon with such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion, including the Plan, the corporate proceedings of First American taken to adopt this amendment to the Plan, and the Registration Statement, and I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

         Based on the foregoing, I am of the opinion that when certificates for such shares of Common Stock have been duly executed, countersigned and registered by a Transfer Agent of First American and paid for in accordance with applicable law and delivered in accordance with the terms of the Plan, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

         I hereby consent to the use of my opinion for filing as an exhibit to the Registration Statement.

                                                  Very truly yours,


                                                  /s/ Mary Neil Price
                                                  ------------------------
                                                  Mary Neil Price
                                                  Executive Vice President
                                                  Deputy General Counsel

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